Exhibit 99.2
February 26, 2009 Fannie Mae 2008 Credit Supplement

These materials present tables and other information about Fannie Mae, including information contained in Fannie Mae's Annual Report on Form 10-K for the year ended December 31, 2008, the "2008 Form 10-K." Some of the terms used in these materials are defined and discussed more fully in the 2008 Form 10-K. These materials should be reviewed together with the 2008 Form 10^K, a copy of which is available on Fannie Mae's website at www.fanniemae.com under the "Investor Relations" section of the Web site. This presentation includes forward-looking statements relating to future home price declines. These statements are based on our opinions, analyses, estimates, forecasts and other views on a variety of economic and other information, and changes in the assumptions and other information underlying these views could produce materially different results. The impact of future home price declines on our business, results or financial condition will depend on many other factors.

Table of Contents

Home Price Growth/Decline Rates in the U.S. We expect 2009 home price declines to be in the 7% to 12% range, based upon the Fannie Mae Home Price Index. This 7% to 12% range is comparable to a 12% to 18% range using the S&P/Case-Shiller index method. We expect peak-to-trough declines in home prices to be in the 20% to 30% range (33% to 46% using the S&P/Case-Shiller index method.) Note: Our estimates differ from the S&P/Case-Shiller index in two principal ways: (1) our estimates weight expectations for each individual property by number of properties, whereas the S&P/Case-Shiller index weights expectations of home price declines based on property value, such that declines in home prices on higher priced homes will have a greater effect on the overall result; and (2) our estimates do not include sales of foreclosed homes because we believe that differing maintenance practices and the forced nature of the sales make them less representative of market values, whereas the S&P/Case-Shiller index includes foreclosed property sales. The S&P/Case Shiller comparison numbers shown above are calculated using our models and assumptions, but modified to use these two factors (weighting of expectations based on property value and the inclusion of foreclosed property sales). In addition to these differences, our estimates are based on our own internally available data combined with publicly available data, and are therefore based on data collected nationwide, whereas the S&P/Case-Shiller index is based only on publicly available data, which may be limited in certain geographies. Our comparative calculations to the S&P/Case-Shiller index provided above are not modified to account for this data pool difference. S&P/Case-Shiller Index 9.8% 7.7% 10.6% 10.7% 14.6% 14.7% -0.3% -8.7% -18.2% Fannie Mae Home Price Index Growth rates are from period-end to period-end. *Initial estimate based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of December 2008, supplemented by preliminary data available for January and February 2009. Including subsequent data may lead to materially different results.

Note: Regional home price growth percentages are a housing stock unit-weighted average of home price growth percentages of states within each region. Source: Fannie Mae. Initial estimate based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of December 2008, supplemented by preliminary data available for January and February 2009. Including subsequent data may lead to materially different results. - Top %: State/Region Home Price Decline Rate % from applicable peak in that state through December 31, 2008 - Bottom %: % of Single-Family Conventional Mortgage Credit Book of Business by Unpaid Principal Balance as of December 31, 2008 Home Price Declines Peak-to-Current (by State) as of 2008 Q4 Percentage of Fannie Mae's Single-Family Conventional Mortgage Credit Book of Business United States -13.0% West North Central -5.3% 5.3% Mountain -19.6% 9.3% West South Central 1.7% 7.0% East South Central 2.7% 3.7% East North Central -11.7% 13.0% New England -13.6% 5.9% South Atlantic -18.1% 21.4% Pacific -29.2% 22.1% Middle Atlantic -6.1% 11.9% State Home Price Decline Below -15% -15% to -10% -5% to 0% -10% to -5%

Fannie Mae Credit Profile by Key Product Features Note: Categories are not mutually exclusive; numbers are not additive across columns. FICO scores reflected in the table are those provided by the Sellers of the mortgage loans at time of delivery. Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business * Excludes non-Fannie Mae securities held in portfolio and Alt-A and subprime wraps, for which Fannie Mae does not have loan-level information. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose.

Fannie Mae Credit Profile by Vintage and Key Product Features Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business by Vintage * Excludes non-Fannie Mae securities held in portfolio and Alt-A and subprime wraps, for which Fannie Mae does not have loan-level information. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Note: FICO scores reflected in the table are those provided by the Sellers of the mortgage loans at time of delivery.

Data as of December 31, 2008 is not necessarily indicative of the ultimate performance and are likely to change, perhaps materially, in future periods. Note: Cumulative default rates include loans that have been liquidated other than through voluntary pay-off or repurchase by lenders and include loan foreclosures, pre-foreclosure sales, sales to third parties and deeds in lieu of foreclosure.

Fannie Mae Credit Profile by State Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business by State * Excludes non-Fannie Mae securities held in portfolio and Alt-A and subprime wraps, for which Fannie Mae does not have loan-level information. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Note: FICO scores reflected in the table are those provided by the Sellers of the mortgage loans at time of delivery.

Single-Family Serious Delinquency Rates by State and Region

Home Price Growth/Decline and Fannie Mae Single-Family Real Estate Owned (REO) in Selected States On a national basis, REO net sales prices compared with unpaid principal balances of mortgage loans have decreased as follows, driving increases in loss severities: 93% in 2005 89% in 2006 78% in 2007 74% in 2008 Q1 74% in 2008 Q2 70% in 2008 Q3 61% in 2008 Q4

Fannie Mae Alt-A Credit Profile by Key Product Features Credit Characteristics of Alt-A Loans in Single-Family Mortgage Credit Book of Business by Vintage * Excludes non-Fannie Mae securities held in portfolio and Alt-A and subprime wraps, for which Fannie Mae does not have loan-level information. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Note: FICO scores reflected in the table are those provided by the Sellers of the mortgage loans at time of delivery.

Fannie Mae Alt-A Loans Versus Loans Underlying Private-Label Alt-A Securities Private-label securities data source are from First American CoreLogic, LoanPerformance data, which estimates it captures 97 percent of Alt-A private- label securities. The private-label securities data include some loans that Fannie Mae holds in its Alt-A securities portfolio.

Workouts by Type Modifications: involve changes to the original mortgage terms, that may include a change to the product type, interest rate, amortization term, maturity date and/or unpaid principal balance. Includes modifications of conventional and government (FHA/VA) loans. HomeSaver AdvanceTM: an unsecured, personal loan provided to qualified borrowers to cure a payment default on a mortgage loan that we own or guarantee. Borrowers must demonstrate the ability to resume regular monthly payments on their mortgage. Repayment plans: borrowers repay past due principal and interest over a reasonable period of time through temporarily higher monthly payments. Loans with repayment plans are included for loans that were at least 60 days delinquent. Our 2008 Form 10-K reports loans with repayment plans only for loans that were at least 90 days delinquent. Forbearances: lender agrees to suspend or reduce borrower payments for a period of time. Preforeclosure sales: borrowers, working with servicers, sell their homes prior to foreclosure and pay off all or part of the outstanding loan, accrued interest and other expenses from the sale proceeds. Deeds in lieu of foreclosure: borrowers voluntarily sign over title of their property to servicers to satisfy the first lien mortgage obligation and avoid foreclosure.

Loan Modifications by Type